Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is entered into as of the Third Amendment Closing Date (as defined below) by and between IBIO CDMO LLC, a Delaware limited liability company (“Borrower”), and WOODFOREST NATIONAL BANK, a national banking association, as lender (in such capacity, “Lender”).

RECITALS

A.Borrower and Lender entered into that certain Credit Agreement dated November 1, 2021 (as amended by the First Amendment thereto dated as of October 11, 2022, the Second Amendment thereto dated as of February 9, 2023 and as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

B.Borrower has requested Lender agree to enter into certain agreements and amendments to certain provisions of the Credit Agreement and the other Loan Documents.

C.Borrower and Lender are willing to enter into the requested agreements and amendments and set forth herein, subject to and conditioned upon the terms and conditions set forth in this Third Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises herein contained, the mutual benefits to be derived herefrom and other good and valuable consideration received by each party, and each intending to be legally bound hereby, the parties agree as follows:

I.Agreements and Amendments to Credit Agreement. Borrower and Lender agree as follows:

(a)Section 1.1, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Third Amendment” means the Third Amendment to Credit Agreement dated as of the Third Amendment Closing Date by and between Borrower and Lender.

“Third Amendment Closing Date” means February 20, 2023.

(b)Section I(f) of the Second Amendment is hereby deleted and of no further force and effect.

(c)Ratification of Guarantor’s Consent and Agreement.   Effective as of the Third Amendment Closing Date and notwithstanding anything to the contrary in the Credit Agreement (as amended by this Third Amendment), the Parent Guaranty Agreement or any other Loan Document, each of Lender and Borrower acknowledges and agrees to and ratifies and confirms the modifications, as set forth in the Guarantor’s Consent and Agreement attached to this Third Amendment, with respect to (i) the sharing of the Net Proceeds of any at-the-market issuances of Equity Interests of Parent

Guarantor in accordance with Section 17 of the Parent Guarantor Agreement and (ii) the calculation of the liquidity covenant under Section 18 of the Parent Guaranty Agreement.

II.Conditions Precedent to the Effectiveness of Third Amendment.  This Third Amendment shall be effective upon the satisfaction of the following conditions precedent:

(a)Lender shall have received this Third Amendment duly executed by Borrower and Parent Guarantor;

(b)Lender shall have received an Officer’s Certificate and authorizing consent for each of Borrower and Parent Guarantor, in Proper Form;

(c)To the extent outstanding and unpaid, the Borrower shall have paid to Lender (i) any fees and expenses due and owing under the Credit Agreement and (ii) all costs and expenses, including reasonable legal fees, payable in connection with this Third Amendment to the extent invoiced on or prior to the Third Amendment Closing Date; and

(d)After giving effect to this Third Amendment, no Potential Default or Default shall have occurred and be continuing.

III.Reaffirmation of Representations and Warranties.  To induce Lender to enter into this Third Amendment, Borrower hereby reaffirms, as of the Third Amendment Closing Date (except as otherwise provided herein or to the extent such representations and warranties speak as to an earlier date or a date certain), its representations and warranties contained in Section 7 of the Credit Agreement (other than the representation set forth in the last sentence of Section 7.10 of the Credit Agreement), and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

(a)The execution and delivery of this Third Amendment and the performance by Borrower of its obligations under this Third Amendment are within Borrower’s power, have been duly authorized by all necessary company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Organizational Documents of Borrower or of any agreement binding upon Borrower.

(b)This Third Amendment represents the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(c)After giving effect to this Third Amendment, no change, event or state of affairs has occurred and is continuing which would constitute a Potential Default or a Default.

(d) No exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this Third Amendment.

IV.Defined Terms.  Terms used herein that are defined in the Credit Agreement, as amended hereby, shall have the same meanings herein, unless the context otherwise requires.

V.Reaffirmation of Credit Agreement.  This Third Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.

VI.Ratification of Liens; Release. The Borrower acknowledges and ratifies, as of the Third Amendment Closing Date, the existence and priority of the Liens granted by the Borrower in favor of Lender pursuant to the Security Documents in and to the Collateral and represents, warrants and covenants that such Liens are valid, existing and in full force and effect.  THE BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS LENDER FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES OF EVERY KIND OR NATURE (INCLUDING WITHOUT LIMITATION, LENDER LIABILITY) ARISING OUT OF ANY ACT, OCCURRENCE, TRANSACTION OR OMISSION OCCURRING IN CONNECTION WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE THIRD AMENDMENT CLOSING DATE.

VII.Governing Law.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

VIII.Invalid Provisions.  If any provision of this Third Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Third Amendment shall not be affected or impaired thereby and (b) the parties shall engage in good faith negotiations to replace the illegal, invalid or unenforceable provisions, with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IX.Multiple Counterparts and Electronic Signatures.  This Third Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Third Amendment may be transmitted and signed by facsimile, portable document format (PDF), or other electronic means, and shall have the same effect as manually-signed originals and shall be binding on the Loan Parties and Lender, with originals signatures to be delivered to Lender at Lender’s request.

X.Section Headings.  Section headings in this Third Amendment are included for convenience of reference only and shall not affect the interpretation of this Third Amendment.

XI.Successors and Assigns.  This Third Amendment is binding upon, and inures to the benefit of, the parties hereto and their respective successors and permitted assigns.

XII.Reservation of Rights; No Waiver of Defaults.  Lender hereby reserves all of its rights and remedies under the Credit Agreement and the other Loan Documents in all respects and for all purposes in addition to all other rights and remedies available to it under applicable Law or in equity.  Other than as set forth herein, this Third Amendment is not intended to operate as a waiver of Lender’s rights and remedies, and, other than as set forth herein, does not constitute or operate as (a) a waiver of (or a consent to) any existing Potential Default or Default or any other violation of or noncompliance with any provision of the Credit Agreement, as amended hereby, or any other Loan Document, (b) an agreement to waive any existing or future Potential Default or Default, or (c) a waiver of Lender’s right to insist upon strict compliance with each term, covenant, condition and provision of the Credit Agreement, as amended hereby, and the other Loan Documents.

XIII.ENTIRETY.  THIS THIRD AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG BORROWER, GUARANTORS AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY BORROWER, GUARANTORS AND LENDER.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BORROWER, GUARANTORS AND LENDER.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed on the Third Amendment Closing Date.

BORROWER:

IBIO CDMO LLC,
a Delaware limited liability company

By:	/s/ Felipe Duran
Felipe Duran
Authorized Person

Signature Page to Third Amendment to Credit Agreement

LENDER:

WOODFOREST NATIONAL BANK

By:	/s/ Cameron D. Jones
Cameron D. Jones
Senior Vice President

Signature Page to Third Amendment to Credit Agreement

GUARANTOR’S CONSENT AND AGREEMENT

As an inducement to Lender to execute, and in consideration of Lender’s execution of, this Third Amendment, IBIO, INC., a Delaware corporation (“Guarantor”), hereby consents to this Third Amendment, and agrees that this Third Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed November 1, 2021 (as amended by the Guaranty First Amendment, the Guaranty Second Amendment and as further amended by the Guaranty Third Amendment as defined below, the “Guaranty”) executed by Guarantor in connection with the Credit Agreement.  Guarantor further represents and warrants to Lender that (a) the representations and warranties in the Guaranty are true and correct in all material respects on and as of the Third Amendment Closing Date as though made on such date (except to the extent that such representations and warranties specifically relate to an earlier date), (b) after giving effect to this Third Amendment and the Guaranty Third Amendment, it is in full compliance with all covenants and agreements contained in the Guaranty, (c) after giving effect to this Third Amendment and the Guaranty Third Amendment, no Potential Default or Default has occurred and is continuing under the Guaranty and (d) the execution and delivery of this Guarantor’s Consent and Agreement are within Guarantor’s power and have been duly authorized by all necessary company action.  This Guarantor’s Consent and Agreement shall be binding upon Guarantor, and its successors and permitted assigns, and shall inure to the benefit of Lender, and its successors and permitted assigns.

The covenants contained in Section 17 of the Guaranty and the liquidity covenant contained in Section 18 of the Guaranty are each hereby amended, as of the Third Amendment Closing Date, as set forth and as describe below (herein, the “Guaranty Third Amendment”).

(a)Section 17 of the Guaranty is hereby amended by adding the following new language at the end of such section to read as follows:

From and after the Third Amendment Closing Date, each time Guarantor consummates an at-the-market issuance of Equity Interests of Guarantor, no later than five (5) days following such issuance of Equity Interests, Guarantor shall (a) pay to Lender in immediately available cash funds, without setoff or counterclaim of any kind, forty percent (40%) of the Net Proceeds received by Guarantor for such issuance of Equity Interests and (b) provide Lender with a detailed accounting of each such issuance of Equity Interests.  In no event shall Borrower accept any non-cash proceeds in respect of any such issuance of Equity Interests. All such payments received by Lender described above shall be applied to prepay the outstanding Obligations under and as defined in the Credit Agreement in the order and manner elected by Lender.

(b)Notwithstanding anything to the contrary in this Guarantor’s Consent and Agreement, the Guaranty or in any other Loan Document, from the Third Amendment Closing Date through and including February 28, 2023 (herein, the “Applicable Liquidity Modification Termination Date”), Guarantor may, for purposes of calculating the liquidity covenant under Section 18 of the Guaranty, include in the calculation of Unrestricted Cash the proceeds expected to be received with respect to the Fraunhofer Settlement Amount.  At all times after the

Applicable Liquidity Modification Termination Date, Guarantor shall calculate the liquidity covenant under Section 18 of the Guaranty in the manner set forth in the Guaranty as in effect prior to the Second Amendment Closing Date, without giving effect to the modifications herein.

[Signature page follows.]

GUARANTOR:

IBIO, INC.,
a Delaware corporation

By:	/s/ Felipe Duran
Felipe Duran
Interim Chief Financial Officer

Signature Page to Guarantor’s Consent and Agreement to
Third Amendment to Credit Agreement